As Filed with the Securities and Exchange Commission on July 21, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
WESTPORT FUEL SYSTEMS INC.
(Exact Name of Registrant as Specified in its Charter)
N/A
(Translation of Registrant’s name into English)

Alberta, Canada	3537	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
1691 West 75th Avenue,
Vancouver, British Columbia, V6P 6P2
Canada
(604) 718-2046
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)
Cogency Global Inc.
122 East 42nd Street,
18th Floor, New York, NY 10168
USA
(212) 947-7200
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)
Copies to:

Steven B. Stokdyk, Esq. Lewis W. Kneib, Esq. Latham & Watkins LLP 10250 Constellation Blvd., Suite 1100 Los Angeles, CA 90067 USA	Bruce Hibbard Bennett Jones LLP 4500 Bankers Hall East 855 2nd Street SW Calgary, AB T2P 4K7 Canada
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling shareholder named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and neither we nor the selling shareholder are soliciting an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.
Subject to Completion, dated July 21, 2026
PROSPECTUS
4,854,369 Common Shares
Westport Fuel Systems Inc.
This prospectus relates to the resale by the selling shareholder named in this prospectus from time to time of up to 4,854,369 common shares (the “Warrant Shares”), no par value, of Westport Fuel Systems Inc. issuable upon the exercise of warrants (the “Warrants”) that were issued pursuant to the securities purchase agreement, dated as of June 22, 2026, by and among us and the purchaser named therein (the “Purchase Agreement”).
The Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act and Regulation D promulgated thereunder. We are registering the offer and resale of the Warrant Shares. For a description of the transaction pursuant to which this resale registration statement relates, please see “Prospectus Summary—Recent Developments.”
Our registration of the common shares covered by this prospectus does not mean that the selling shareholder will offer or sell any of such common shares. The selling shareholder named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the common shares covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder may offer and sell the securities described in this prospectus to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. For additional information on the possible methods of sale that may be used by the selling shareholder, you should refer to the section of this prospectus entitled “Plan of Distribution.”
We will not receive any of the proceeds from the sale of the Warrant Shares by the selling shareholder. However, we will receive proceeds from the exercise of the Warrants, if such securities are exercised for cash. See “Use of Proceeds.”
Any common shares subject to resale hereunder will have been issued by us and acquired by the selling shareholder prior to any resale of such shares pursuant to this prospectus. We will bear all costs, expenses and fees in connection with the registration of the Warrant Shares. The selling shareholder will bear all commissions and discounts, if any, attributable to their respective sales of our common shares.
Our common shares are listed on the Nasdaq Global Select Market (the “Nasdaq”) under the symbol “WPRT” and on the Toronto Stock Exchange (“TSX”) under the trading symbol “WPRT.” On July 20, 2026, the last reported sale price of our common shares on the Nasdaq was $1.90 per share and on the TSX was C$2.68 per share.
INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE “RISK FACTORS” ON PAGE 6 OF THIS PROSPECTUS CONCERNING FACTORS YOU SHOULD CONSIDER BEFORE INVESTING IN OUR SECURITIES.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                         , 2026.

i

ABOUT THIS PROSPECTUS
This prospectus is part of the registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process pursuant to which the selling shareholder named herein may, from time to time, offer and sell or otherwise dispose of the common shares covered by this prospectus. As permitted by the rules and regulations of the SEC, the registration statement filed by us includes additional information not contained in this prospectus.
In connection with the offer and sale of securities by the selling shareholder, we may amend or supplement this prospectus by filing amendments or supplements to this prospectus that contain specific information about the securities being offered and sold and the specific terms of that offering. Any amendment or supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the amendment or supplement, you should rely on the amendment or supplement, as applicable.
This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or common shares are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus.
You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling shareholder has not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus or any applicable amendment or supplement prepared by or on behalf of us or to which we have referred you. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 6 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.
When we refer to “Westport,” “we,” “our,” “us” and the “Company” in this prospectus, we mean Westport Fuel Systems Inc., together with our direct and indirect wholly owned subsidiaries, unless otherwise specified. When we refer to “you,” we mean the potential holders of the applicable series of securities.
Unless otherwise indicated, all references to “$” and “dollars” in this prospectus mean United States dollars. References to “C$” in this prospectus means Canadian dollars.
We are a “foreign private issuer” under SEC rules. As such, we are exempt from the rules and regulations under the Exchange Act prescribing the furnishing and content of proxy statements, and our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions contained in Section 16 of the Exchange Act with respect to their purchase and sale of our common shares. In addition, we are not required to file reports and financial statements with the SEC as frequently or as promptly as U.S. public companies whose securities are registered under the Exchange Act.
We use our trademarks in this prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ® and ™ symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.
This prospectus, including the information incorporated by reference into this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, contain estimates, projections and other information concerning our industry, our business and the markets for our products as well as data regarding market research, estimates and forecasts prepared by our management. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See also “Special Note Regarding Forward-Looking Statements.”
For investors outside the United States: We have not done anything that would permit the offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities described herein and the distribution of this prospectus outside the United States.

PROSPECTUS SUMMARY
This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context otherwise requires, “Westport,” “we,” “our,” “us” and the “Company” in this prospectus, refer to Westport Fuel Systems Inc., together with our direct and indirect wholly owned subsidiaries, unless otherwise specified.
Overview
We are a technology and innovation company connecting synergistic technologies to power a cleaner tomorrow. As a supplier of affordable, alternative fuel, low-emissions transportation technologies, we design, manufacture, and supply advanced components and systems that enable the transition from traditional fuels to alternative energy solutions.
Our technologies support a wide range of alternative fuels - including natural gas, renewable natural gas, and hydrogen – enabling OEMs and commercial transportation industries to meet performance demands, regulatory requirements, and climate targets in a cost-effective way. With decades of expertise and a commitment to engineering excellence, we are helping our partners achieve sustainability goals - without compromising performance or cost-efficiency - making clean, scalable transport solutions a reality.
Our portfolio includes our High-Pressure Controls segment sold under the GFI and AFS brands and a 55% ownership in Cespira, a joint venture with Volvo Group. Our High-Pressure Controls segment designs, develops, and produces components, including pressure regulators, valves, filters, electronic control units (“ECUs”) and high-pressure hydrogen and natural gas components for transportation and industrial applications. We partner with alternative engine and fuel cell manufacturers original equipment manufacturers and tier one suppliers offering versatile solutions that serve a variety of fuel types. Cespira launched in 2024 and is committed to advancing the development and commercialization of Cespira's HPDI fuel system, a fully OEM-integrated gaseous fuel system that enables heavy-duty diesel engines to operate with a range of alternative fuels including natural gas, RNG, hydrogen and others without any performance or efficiency compromises relative to the base diesel engine platform. As part of Westport and Cespira's portfolio of solutions, Cespira's LNG HPDI 2.0 fuel system is on the road today and is a complete system, offering OEMs the flexibility to differentiate their natural gas product lines easily while also maintaining maximum commonality with their conventional diesel fueled products.
Recent Developments
On June 22, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with a selling shareholder, pursuant to which we agreed to issue and sell to the selling shareholder an aggregate of: (i) 1,600,000 common shares, (ii) pre-funded warrants to purchase up to 3,254,369 common shares (the “Pre-Funded Warrants”), and (iii) private placement warrants to purchase up to 4,854,369 common shares (the “Warrants”). The closing of the issuance and sale of the shares, the Pre-Funded Warrants and the Warrants took place on June 23, 2026. The combined offering price for each common share, together with an accompanying Warrant, was $2.06. The combined offering price of each Pre-Funded Warrant, together with an accompanying Warrant, was $2.05999. The exercise price of the Pre-Funded Warrants was $0.00001 per underlying common share. The exercise price of the Warrants was $2.06 per underlying common share.
The common shares and the Pre-Funded Warrants sold under the Purchase Agreement were offered pursuant to an effective shelf registration statement on Form F-3 (Reg. No. 333-289669) and a related prospectus supplement filed with the Securities and Exchange Commission. The Warrants were sold in a concurrent private placement exempt from registration pursuant to Section 4(a)(2) and/or Regulation D promulgated thereunder.

Pursuant to the Purchase Agreement, we further agreed to file, as soon as practicable (and in any event by July 23, 2026), a registration statement providing for the resale of the common shares issuable upon exercise of the Warrants. We are filing the registration statement on Form F-1 of which this prospectus forms a part to fulfill this obligation.
Corporate information
Our governing corporate statute is the Business Corporations Act (Alberta). Our head office and principal executive offices are at 1691 West 75th Avenue, Vancouver, British Columbia V6P 6P2 and our telephone number is (604) 718-2046. Our registered office is at 4500 Bankers Hall East, 855 – 2nd Street S.W., Calgary, Alberta T2P 4K7. Our website address is www.westport.com. The information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our securities.
Implications of being a Foreign Private Issuer
As a foreign private issuer, we are not subject to the same requirements that are imposed upon U.S. domestic issuers by the SEC. Under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are subject to reporting obligations that, in certain respects, are less detailed and less frequent than those of U.S. domestic reporting companies. For example, we will not be required to issue proxy statements that comply with the requirements applicable to U.S. domestic reporting companies. We will also have four months after the end of each fiscal year to file our annual reports with the SEC and will not be required to file periodic reports as frequently or promptly as U.S. domestic reporting companies. Furthermore, our officers, directors, and principal shareholders will be exempt from the requirements to report transactions in our equity securities and from the short-swing profit liability provisions contained in Section 16 of the Exchange Act. These exemptions and leniencies, along with other corporate governance exemptions resulting from our ability to rely on home country rules, will reduce the frequency and scope of information and protections to which you may otherwise have been eligible in relation to U.S. domestic reporting companies. If we were to lose our foreign private issuer status, the regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer will be significantly more than costs we incur as a foreign private issuer.

THE OFFERING

Common shares to be offered by the selling shareholder	Up to 4,854,369 common shares

Common shares to be outstanding immediately following this offering	23,850,103 common shares (assuming exercise of the Warrants)

Use of Proceeds
We will not receive any proceeds from the sale of the common shares by the selling shareholder pursuant to this prospectus. All net proceeds from the sale of the common shares covered by this prospectus will go to the selling shareholder. However, to the extent the Warrants are exercised for cash, if at all, we will receive proceeds from the exercise of the Warrants. We intend to use those proceeds, if any, for working capital and other general corporate purposes. See “Use of Proceeds” beginning on page 10 of this prospectus for additional information.

Plan of Distribution
The selling shareholder named in this prospectus, or their pledgees, donees, transferees, distributees, beneficiaries or other successors-in-interest, may offer or sell the common shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling shareholder may also resell the common shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.
See “Plan of Distribution” beginning on page 17 of this prospectus for additional information on the methods of sale that may be used by the selling shareholder.

Listing	Our common shares are listed on the Nasdaq Global Select Market under the symbol “WPRT” and on the Toronto Stock Exchange under the symbol “WPRT.”

Risk Factors
Investing in our common shares involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and the documents incorporated by reference in this prospectus for a discussion of factors that you should read and consider before investing in our securities.

Unless otherwise stated, the number of common shares to be outstanding after this offering is based on 18,995,734 of our common shares outstanding as of June 30, 2026, and excludes:
•420,540 common shares reserved for issuance upon the exercise of performance share units (“PSUs”) outstanding as of June 30, 2026;
•22,750 common shares reserved for issuance upon the exercise of deferred share units (“DSUs”) outstanding as of June 30, 2026;
•13,387 common shares reserved for issuance upon the exercise of restricted share units (“RSUs”) outstanding as of June 30, 2026; and
•27,534 common shares reserved for issuance pursuant to future awards under the Westport Fuel Systems Inc. Omnibus Incentive Plan.
Unless otherwise indicated, all information in this prospectus assumes no exercise of the Warrants or the Pre-Funded Warrants, no exercise of outstanding options or warrants to purchase common shares, settlement of share units, or issuance of shares reserved for future awards.

RISK FACTORS
Investing in our securities involves a high degree of risk. In addition to the other information contained in this prospectus and in the documents we incorporate by reference herein, you should carefully consider the risks discussed below and under the heading “Risk Factors” in our Annual Report on Form 20-F for the fiscal year ended December 31, 2025 as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, before making a decision about investing in our securities. The risks and uncertainties discussed below and in the documents incorporated by reference are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of these risks occur, our business, financial condition and operating results could be harmed, the trading price of our common shares could decline and you could lose part or all of your investment.
Risks Related to This Offering and our Common Shares
You may experience future dilution as a result of future equity offerings and other issuances of our securities.
In order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares at prices that may not be the same as the price per share paid by the investors in this offering. We may not be able to sell common shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investors in this offering, and investors purchasing common shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares or securities convertible into common shares in future transactions may be higher or lower than the price per share paid to the selling shareholder. Our shareholders will incur dilution upon exercise of any outstanding stock options, warrants or other convertible securities or upon the issuance of common shares under our share incentive programs.
Any additional capital raised through the sale of equity or equity-backed securities may dilute our shareholders’ ownership percentages and could also result in a decrease in the market value of our equity securities. The terms of any securities issued by us in future capital transactions may be more favorable to new investors, and may include preferences, superior voting rights and the issuance of warrants or other derivative securities, which may have a further dilutive effect on the holders of any of our securities then outstanding.
In addition, we may incur substantial costs in pursuing future capital financing, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. We may also be required to recognize non-cash expenses in connection with certain securities we issue, such as convertible notes and warrants, which may adversely impact our financial condition.
There may be future sales of our common shares, which could adversely affect the market price of our common shares and dilute a shareholder’s ownership of common shares.
If we or our existing shareholders, our directors or their affiliates or certain of our executive officers, sell a substantial number of our common shares in the public market, including the Warrant Shares once issuable upon exercise of the Warrants, the market price of our common shares could decrease significantly. Sales of a substantial number of our common shares in the public market or the perception that such sales might occur could materially adversely affect the market price of our common shares. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Accordingly, our shareholders bear the risk that our future offerings will reduce the market price of our common shares and dilute their stock holdings in us. Future sales of our common shares could reduce the market price of our common shares.
The market price of the common shares may be subject to significant fluctuations in response to variations in our financial results or other factors.
The market price of the common shares may be volatile, which may affect the ability of holders of common shares to sell their common shares at an advantageous price. Market price fluctuations in the common shares may be due to our operating results failing to meet the expectations of securities analysts or investors in any quarter, downward revision in securities analysts' estimates, governmental regulatory action, adverse changes in general market conditions or economic trends, including changes resulting from global geopolitical events, acquisitions, dispositions or other material public announcements by us or our competitors, along with a variety of additional factors, including, without limitation, those set forth under “Special Note Regarding Forward-Looking Statements” in this prospectus.
In recent years, the securities markets in the United States and Canada have experienced a high level of price and volume volatility, and the market prices of securities of many technology companies have experienced wide fluctuations in price which have not necessarily been related to the operating performance, underlying asset values or prospects of such companies. There can be no assurance that continuing fluctuations in price will not occur. These factors are ultimately beyond our control and could have a material adverse effect on our financial condition and results of operations.
Management identifies a material uncertainty regarding our ability to continue as a going concern.
Management continues to identify a material uncertainty that raises substantial doubt about the Company's ability to continue as a going concern. Based on our projected capital expenditures, debt servicing obligations and operating requirements under our current business plan, we anticipate that our cash and cash equivalents will not be sufficient to fund our operations through the next twelve months from the date of our unaudited condensed consolidated financial statements for the three-month period ended March 31, 2026. We may need to raise additional funding in order to continue as a going concern and we cannot provide any assurance that we will be successful in doing so. If we are unable to improve our liquidity position when required, we may not be able to continue as a going concern.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements contained in this prospectus and the documents incorporated by reference therein constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995 (collectively referred to as, “forward-looking statements”). When used in such documents, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect”, “project” and similar expressions, as they relate to us or our management, are intended to identify forward-looking statements. In particular, this prospectus and the documents incorporated by reference contain forward-looking statements which include, but are not limited to, the expected benefits of hydrogen use in internal combustion engines, the progress, timing and outcomes of on-road testing, integration, and development activities, the timing and likelihood of potential future commercialization and launch of hydrogen-powered heavy-duty trucks, the ability for hydrogen HPDI fuel system technology to support decarbonization objectives and to be classified as a zero-emissions vehicle under applicable standards, the anticipated effect of the offering on our performance, our future market opportunities, our ability to continue our business as a going concern and generate sufficient cash flows to fund operations; and the availability of funding and funding requirements.
Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions. Actual results may differ materially from those expressed in these forward-looking statements due to several uncertainties and risks, including the risks described in this prospectus and the documents incorporated by reference herein and therein and other unforeseen risks. Such risks, uncertainties, factors and assumptions include, without limitation:
•supply of, demand for and price of lower/zero emission propulsion systems for transportation;
•actions of government and governmental authorities, including, without limitation, the imposition of tariffs, implementation of emission and fuel consumption standards, the implementation of policies or other measures that promote the supply of and demand for liquified natural gas, renewable natural gas and hydrogen;
•conditions in the hydrogen and other industries, including fluctuations in the supply, demand and price for hydrogen, including demand for hydrogen in transportation and the implementation of hydrogen fueling infrastructure;
•market acceptance of our products;
•the ability to raise additional capital or earn enough revenue to fund operations as a going concern;
•product development delays and delays in contractual commitments;
•changing environmental legislation and regulations;
•the ability to attract and retain business partners;
•the success of our joint ventures;
•the success of our business partners and original equipment manufacturers (“OEMs”) with whom we partner;
•future levels of government funding and incentives;
•competition from other technologies;
•price differential between compressed natural gas, liquid natural gas, liquid petroleum gas and hydrogen relative to petroleum-based fuels;
•limitations on our ability to protect our intellectual property;

•various events that could disrupt operations, including cybersecurity attacks;
•potential claims or disputes in respect of our intellectual property;
•limitations in our ability to successfully integrate acquired businesses;
•limitations in the development of natural gas and hydrogen refueling infrastructure;
•the ability to provide and access the capital required for research, product development, operations and marketing;
•there could be unforeseen claims made against us;
•our international business operations could expose us to regulatory risks or factors beyond our control such as currency exchange rates, changes in governmental policy, including without limitation, those relating to the regulation of rates, tariffs, import/exports, taxes, wages, labor and immigration, trade barriers, trade embargoes, investigation of sanctions relating to corruption of foreign public officials or international sanctions and delays in the development of international markets for our products;
•volatility in the price of our common shares on the TSX and Nasdaq;
•other risks relating to our common shares and debt securities;
•the consequences to U.S. investors if we are treated as a passive foreign investment company;
•the risks of operating in China;
•risk of conflict related to our directors and officers who may currently, or in the future, also serve as directors and/or officers of other public companies that may be involved in the same industry as us; and
•those other risks and uncertainties described in the sections entitled “Risk Factors” in this prospectus, and in the documents incorporated by reference into this prospectus, including in our most recent Annual Report on Form 20-F.
Readers are cautioned that forward-looking statements are not based on historical facts but instead are based on reasonable assumptions, estimates, analysis and opinions of our management at the time they were provided or made, in light of its experience and its perception of trends, current conditions and expected developments, as well as other factors that management believes to be relevant and reasonable in the circumstances, and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements, as applicable, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.
Readers are cautioned that the foregoing lists are not exhaustive of all factors and assumptions that may have been used. Although we have attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such forward-looking statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements contained in this prospectus and the documents incorporated by reference herein and therein are presented for the purposes of assisting readers in understanding our expected financial and operating performance and our plans and objectives and may not be appropriate for other purposes.
Any forward-looking statement is made only as of the date of this prospectus or the applicable document incorporated by reference herein, unless otherwise indicated in such documents, and represent the views and expectations of our management. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as otherwise required by applicable law.

USE OF PROCEEDS
We will not receive any proceeds from the sale of the common shares by the selling shareholder pursuant to this prospectus. All net proceeds from the sale of the common shares covered by this prospectus will go to the selling shareholder.
However, to the extent the Warrants are exercised for cash, if at all, we will receive proceeds from the exercise of the Warrants. If all the Warrants were exercised for cash, we would receive gross proceeds of approximately $10 million. We intend to use those proceeds, if any, for working capital and other general corporate purposes. The Warrants, however, are also exercisable on a cashless basis under certain circumstances and the holders of the Warrants are not obligated to exercise the Warrants, and we cannot predict whether or when, if ever, the holders of the Warrants will choose to exercise the Warrants, in whole or in part.

DESCRIPTION OF COMMON SHARES
A description of our share capital and our common shares can be found in Exhibit 2.2 to our Annual Report on Form 20-F filed with the SEC on April 23, 2026 and is incorporated by reference herein.
General
Our authorized share capital consists of an unlimited number of common shares, no par value, of which 18,995,734 common shares are issued and outstanding as of June 30, 2026.
All of our outstanding common shares are validly issued, fully paid and non-assessable. Our common shares are not redeemable and do not provide any preemptive rights.
Transfer Agent and Registrar
Our transfer agent and registrar for our common shares is Computershare Trust Company of Canada at its principal offices in Vancouver, British Columbia, Calgary, Alberta and Toronto, Ontario. Our U.S. transfer agent is Computershare Trust Company, N.A. with locations at 150 Royall Street, Canton, MA 02021 and 111 Town Square Place, Suite 1505, Jersey City, NJ 07310.
Listing
Our common shares are listed on the Nasdaq under the symbol “WPRT” and on the TSX under the trading symbol “WPRT.”

DESCRIPTION OF WARRANTS
On June 22, 2026, we entered into the Purchase Agreement with a single institutional investor, providing for, among other things, the sale and issuance of private placement warrants (the “Warrants”), to such investor to purchase up to an aggregate of 4,854,369 of our common shares, at an exercise price equal to $2.06 per share (subject to standard adjustments for stock dividends and stock splits, subdivisions, combinations and reclassifications, subsequent rights offerings and pro rata distributions). The Warrants were issued and sold to such investor on June 23, 2026.
The Warrants and the common shares issuable upon the exercise of such Warrants, referred to herein as the Warrant Shares, were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder. Accordingly, the purchaser may only sell common shares issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act. The resale of the Warrant Shares is being registered under the registration statement of which this prospectus forms a part.
The following summary of certain terms and provisions of the Warrants is not complete and is subject to, and qualified in its entirety by, the provisions of the Warrants, which are filed with the SEC as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Warrants for a complete description of the terms and conditions of the Warrants.
Duration, Exercise Price and Adjustment Rights
The Warrants have an exercise price of $2.06 per share and were immediately exercisable upon issuance. The Warrants will expire at 5:00 p.m. (New York City time) on the date that is two years after the initial exercise date of June 23, 2026. The Warrants contain standard adjustments to the exercise price including for stock dividends and stock splits, subdivisions, combinations and reclassifications, subsequent rights offerings and pro rata distributions.
Exercisability
The Warrants will be immediately exercisable, at the option of each holder and until the expiration date, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).
Exercise Limitation
A holder (together with its affiliates and any other persons acting as a group together with the holder or any of the holder’s affiliates) may not exercise any portion of the Warrants to the extent that the holder would beneficially own more than 9.99% of the outstanding common shares immediately after exercise (the “Beneficial Ownership Limitation”). The holder, upon notice to us, may increase or decrease the Beneficial Ownership Limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of common shares outstanding immediately after giving effect to the exercise, and provided that any increase will not be effective until the 61st day after such notice is delivered to us.
Cashless Exercise
In lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may, in the event there is no effective registration statement registering, or the prospectus contained therein is not available for, the issuance or resale of the Warrant Shares, elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the Warrants. No fractional common shares will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Fundamental Transaction
In the event of a fundamental transaction, as described in the Warrants and generally including any merger or consolidation of us with or into another person, the sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of our assets, any purchase offer, tender offer or exchange offer that has been accepted by holders of more than 50% of our outstanding common shares or 50% of the voting power of our common equity, any reclassification, reorganization or recapitalization of our common shares, or any stock or share purchase agreement or other business combination pursuant to which another person or group acquires more than 50% of our outstanding common shares or 50% of the voting power of our common equity, the holders of the Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. In addition, in the event of a fundamental transaction (other than a fundamental transaction in which we are the surviving entity and the common shares continue to be listed or quoted on a trading market), we or a successor entity will be obligated, at the option of the holder exercisable concurrently with, or within 30 days after, the consummation of the fundamental transaction, to purchase such warrant from such holder by paying an amount of cash equal to the Black Scholes value (as described in such warrants) of the unexercised portion of the Warrants on the date of the consummation of the fundamental transaction; provided that, if the fundamental transaction is not within our control, the holder will be entitled to receive only the same type or form of consideration (and in the same proportion), at the Black Scholes value, that is offered and paid to the holders of common shares.
Transferability
Subject to applicable laws a Warrant may be transferred at the option of the holder upon surrender of the Warrant to us together with the appropriate instruments of transfer.
Exchange Listing
We do not intend to list the Warrants on any securities exchange or nationally recognized trading system.
Rights as a Shareholder
Except as otherwise provided in the Warrants or by virtue of such holder’s ownership of common shares, the holders of the Warrants do not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their Warrants.
Registration Rights
Pursuant to the Purchase Agreement, we agreed that, as soon as practicable (and in any event within 30 days of the closing date), we would file a registration statement on Form F-1 or Form F-3 providing for the resale of the Warrant Shares issued and issuable upon exercise of the Warrants. We agreed to use commercially reasonable efforts to have such registration statement declared effective by the SEC as promptly as practicable, and in no event later than the earlier of (a) the 60th calendar day following the initial filing date if the SEC notifies us that it will review the registration statement and (b) the fifth business day after the date we are notified by the SEC that the registration statement will not be reviewed or will not be subject to further review, and to keep such registration statement effective at all times until the Warrant Shares may be resold without registration and without volume or manner-of-sale limitations under Rule 144 or all of the Warrant Shares have been sold.

DIVIDEND POLICY
We have never declared or paid any dividend on our common shares and intend to retain future earnings, if any, to finance the operation and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

CAPITALIZATION AND INDEBTEDNESS
The following table sets forth our consolidated capitalization as of March 31, 2026 on an actual basis and on an as adjusted basis to give effect to the issuance and sale by us of 1,600,000 common shares at a public offering price of $2.06 per share together with an accompanying Warrant and the issuance and sale by us of Pre-Funded Warrants to purchase 3,254,369 common shares for $2.059999 per share together with an accompanying Warrant, after deducting offering expenses payable by us, as if the sale had occurred on March 31, 2026.
The following table is based on our unaudited condensed consolidated interim balance sheet as at March 31, 2026 and should be read in conjunction with other information included in the documents incorporated by reference in this prospectus.

	As of March 31, 2026
	Actual	As Adjusted
	US$ amounts in millions
Cash and cash equivalents (including restricted cash)	$24.5	$33.4
Liabilities:
Accounts payable and accrued liabilities	15.9	15.9
Long-term debt with Export Development Canada	1.9	1.9
Warrant liability	—	3.2
Other liabilities	4.3	4.3
Total Liabilities	22.1	25.3
Shareholders’ Equity
Common shares	1,247.1	1,249.0
Other equity instruments	8.8	8.8
Additional paid in capital	11.5	15.6
Accumulated deficit	(1,163.6)	(1,164.0)
Accumulated other comprehensive loss	(40.9)	(40.9)
Total Shareholders’ equity	62.9	68.5
Total Capitalization	109.5	127.2
The number of common shares to be outstanding prior to and after this offering in the table above is based on 17,395,734 of our common shares outstanding as of March 31, 2026, and excludes:
•290,540 common shares reserved for issuance upon the exercise of performance share units (“PSUs”) outstanding as of March 31, 2026;
•22,750 common shares reserved for issuance upon the exercise of deferred share units (“DSUs”) outstanding as of March 31, 2026;
•13,387 common shares reserved for issuance upon the exercise of restricted share units (“RSUs”) outstanding as of March 31, 2026;
•157,534 common shares reserved for issuance pursuant to future awards under the Westport Fuel Systems Inc. Omnibus Incentive Plan;
•4,854,369 common shares issuable upon the exercise of the Warrants; and
•3,254,369 common shares issuable upon the exercise of the Pre-Funded Warrants.

SELLING SHAREHOLDER
This prospectus relates to the possible resale by the selling shareholder from time to time of up to an aggregate of 4,854,369 Warrant Shares. Unless the context otherwise requires, as used in this prospectus, “selling shareholder” includes the selling shareholder listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling shareholder as a gift, pledge or other non-sale related transfer.
The common shares being offered by the selling shareholder are the Warrant Shares. For additional information regarding the issuances of the Warrant Shares, see “Prospectus Summary—Recent Developments” above. We are registering the resale by the selling shareholder of the Warrant Shares in order to permit the selling shareholder to offer such shares for resale from time to time.
Under the terms of the Warrants, a selling shareholder, who elected to be subject to such limitation (as indicated in the table below), may not exercise such warrants to the extent such exercise would cause such selling shareholder, together with its affiliates and attribution parties, to beneficially own a number of common shares which would exceed 9.99% of our then outstanding common shares following such exercise, excluding for purposes of such determination common shares issuable upon the exercise of such Warrants which have not been exercised. The information in the following table has been provided to us by or on behalf of the selling shareholder and the selling shareholder may have sold, transferred or otherwise disposed of all or a portion of its securities after the date on which it provided us with information regarding its securities. The selling shareholder may sell all, some or none of their shares in this offering. See “Plan of Distribution.”
The following table sets forth information concerning the shares of common stock that may be offered from time to time by the selling shareholder. The number of shares beneficially owned by the selling shareholder is determined under rules issued by the SEC. Under these rules, beneficial ownership includes any shares as to which selling shareholder has sole or shared voting power or investment power. Percentage ownership is based on 18,995,734 common shares outstanding as of June 30, 2026. In computing the number of shares beneficially owned by each selling shareholder and its percentage ownership, shares of common stock subject to options, warrants or other rights held by such selling shareholder that are currently exercisable or will become exercisable within 60 days of June 30, 2026 are considered outstanding. For purposes of this table, we have assumed that the selling shareholder will have sold all of the securities covered by this prospectus upon the completion of the offering. Each selling shareholder listed has sole voting and investment power with respect to the shares beneficially owned by such selling shareholder unless noted otherwise.

Name of Selling Shareholder	Number of common shares owned prior to offering	Maximum number of common shares to be sold pursuant to this Prospectus	Number of common shares owned after offering	Percentage of common shares owned after offering
CVI Investments Inc. (1)	9,433,859	4,854,369	4,579,490	9.99%
__________________
(1)Consists of (i) 1,325,121 common shares, (ii) 3,254,369 common shares issuable upon exercise of the Pre-Funded Warrants (the exercisability of which are subject to limitations described below) and (iii) 4,854,369 common shares issuable upon the exercise of the Warrants (the exercisability of which are subject to limitations described below). Heights Capital Management, Inc., the authorized agent of CVI Investments, Inc. (“CVI”), has discretionary authority to vote and dispose of the shares held by CVI and may be deemed to be the beneficial owner of these shares. Martin Kobinger, in his capacity as President of Heights Capital Management, Inc., may also be deemed to have investment discretion and voting power over the shares held by CVI. Mr. Kobinger disclaims any such beneficial ownership of the shares. The principal business address of CVI is c/o Heights Capital Management, Inc., 101 California Street, Suite 3250, San Francisco, California 94111. CVI is affiliated with one or more FINRA members, none of whom are currently expected to participate in this offering. CVI is an affiliate of one or more registered broker-dealers. CVI purchased the securities offered hereby in the ordinary course of business and, at the time of purchase, had no agreements or understandings, directly or indirectly, with any person to distribute such securities. The Warrants and Pre-Funded Warrants are subject to a beneficial ownership limitation of 9.99%, which such limitation restricts the selling shareholder from exercising any portion of the Warrants or Pre-Funded Warrants that would result in the selling shareholder and its affiliates owning, after exercise, a number of common shares in excess of the beneficial ownership limitation. Upon at least 61 days prior notice from the holder to us, the holder may increase or decrease the beneficial ownership limitation, provided that the Beneficial Ownership Limitation in no event exceeds 9.99%. The number of common shares listed in columns 2, 3 and 4 above do not reflect such beneficial ownership limitation however the percentage set forth in column 5 does give effect to such beneficial ownership limitation.

PLAN OF DISTRIBUTION
The selling shareholder (for the purposes of this section, the “Selling Shareholder”) of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the Nasdaq Global Select Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Shareholder may use any one or more of the following methods when selling securities:
•ordinary brokerage transactions and transactions in which the broker‑dealer solicits purchasers;
•block trades in which the broker‑dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•purchases by a broker‑dealer as principal and resale by the broker‑dealer for its account;
•an exchange distribution in accordance with the rules of the applicable exchange;
•privately negotiated transactions;
•settlement of short sales;
•in transactions through broker‑dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;
•through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•a combination of any such methods of sale; or
•any other method permitted pursuant to applicable law.
The Selling Shareholder may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.
Broker‑dealers engaged by the Selling Shareholder may arrange for other brokers‑dealers to participate in sales. Broker‑dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker‑dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.
In connection with the sale of the securities or interests therein, the Selling Shareholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Shareholder may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Shareholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).
The Selling Shareholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.
We agreed to keep this prospectus effective until the earlier of: (i) the date on which the securities may be resold by the Selling Shareholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.
Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common shares by the Selling Shareholder or any other person. We will make copies of this prospectus available to the Selling Shareholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS
The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Canadian law will be passed upon for us by Bennett Jones LLP. Certain legal matters relating to U.S. law will be passed upon for us by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Westport Fuel Systems Inc. as of December 31, 2025 and 2024 and for each of the years in the three-year period ended December 31, 2025, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2025, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
KPMG LLP have confirmed that they were independent as at April 23, 2026, and during the period covered by the consolidated financial statements as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, with respect to Westport Fuel Systems Inc. within the meaning of the relevant rules and related interpretations prescribed by the relevant professional bodies in Canada and any applicable legislation or regulations and also that they were independent accountants with respect to Westport Fuel Systems Inc. under all relevant U.S. professional and regulatory standards.

EXPENSES OF THIS OFFERING
The following is a statement of expenses in connection with the issuance and distribution of the securities registered. All amounts shown are estimates except the SEC registration fee.

SEC Registration Fee	$1,269
Legal fees and expenses	60,000
Accountants’ fees and expenses	25,000
Printer Fees	35,000
TOTAL	$121,269

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form F-1 under the Securities Act, with respect to the securities offered by this prospectus. This prospectus and any accompanying prospectus supplement do not contain all the information contained in the registration statement, including its exhibits and schedules. You should refer to the registration statement, including its exhibits and schedules, for further information about us and the securities we may offer. Statements we make in this prospectus and any accompanying prospectus supplement about certain contracts or other documents are not necessarily complete. When we make such statements, we refer you to the copies of the contracts or documents that are filed as exhibits to the registration statement, because those statements are qualified in all respects by reference to those exhibits. The registration statement, including exhibits and schedules, is on file at the office of the SEC and may be inspected without charge.
We are subject to the information reporting requirements of the Exchange Act. Under the Exchange Act, we are required to file annual and special reports and other information with the SEC. As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we are not required under the Exchange Act to file annual, quarterly and current reports and financial statements as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. However, we file with the SEC, within 120 days after the end of each fiscal year, or such applicable time as required by the SEC, an annual report on Form 20-F containing financial statements audited by an independent registered public accounting firm, and we submit to the SEC, on Form 6-K, unaudited quarterly financial information.
We file reports, proxy statements and other information with the SEC. The SEC maintains a web site that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.
We maintain a corporate website at www.westport.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this registration statement, and later information filed with the SEC will update and supersede this information. We hereby incorporate by reference into this registration statement the following documents previously filed with the SEC:
•our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 23, 2026;
•our Current Reports on Form 6-K, filed with the SEC on January 2, 2026 (with respect to the first paragraph of Exhibit 99.1 thereto), February 4, 2026 (with respect to the first paragraph of Exhibit 99.1 thereto), March 27, 2026, April 2, 2026 (with respect to the first, third, fourth and fifth paragraphs of Exhibit 99.1 thereto), April 16, 2026, May 14, 2026 (with respect to our condensed consolidated financial statements for the three months period ended March 31, 2026 and the management’s discussion and analysis for the period ended March 31, 2026), May 21, 2026, June 4, 2026 (with respect to Exhibit 99.1 thereto), June 18, 2026, June 23, 2026, July 2, 2026 and July 15, 2026; and
•the description of our common shares contained in our registration statement on Form 8-A, filed with the SEC on August 11, 2008, and including any amendment or report filed with the SEC of the purpose of updating the description, including Exhibit 2.2 to our Annual Report on Form 20-F for the year ended December 31, 2025, filed with the SEC on April 23, 2026.
Any statement contained herein or in a document all or a portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:
Westport Fuel Systems Inc.
1691 West 75th Avenue
Vancouver, British Columbia V6P 6P2
Telephone: (604) 718-2046

ENFORCEABILITY OF CIVIL LIABILITIES
We are a corporation existing under the Business Corporations Act (Alberta). A number of our officers and directors and some of the experts named in this prospectus, are residents of Canada or otherwise reside outside the United States, and all, or a substantial portion of their assets and a substantial portion of our assets, are located outside the United States.
We have appointed an agent for service of process in the United States, but it may be difficult for holders of Securities who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Securities who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon our civil liability and the civil liability of our directors, officers and experts under the United States federal securities laws or the securities laws of any state of the United States.
We have been advised by our Canadian counsel that a judgment of a United States court predicated solely upon civil liability under United States federal securities laws would likely be enforceable in Canada if the United States court in which the judgment was obtained has a basis for jurisdiction in the matter that would be recognized by a Canadian court for the same purposes. We have also been advised by such counsel, however, that there is substantial doubt whether an action could be brought in Canada in the first instance on the basis of liability predicated solely upon United States federal securities laws.

4,854,369 Common Shares
PROSPECTUS

PART II:
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6. Indemnification of Directors and Officers
Section 124 of the Business Corporations Act (Alberta) (the “ABCA”) provides as follows:
124(1)Except in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or a person who acts or acted at the corporation's request as a director or officer of a body corporate of which the corporation is or was a shareholder or creditor, and the director's or officer's heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the director or officer in respect of any civil, criminal or administrative action or proceeding to which the director or officer is made a party by reason of being or having been a director or officer of that corporation or body corporate, if
(a) the director or officer acted honestly and in good faith with a view to the best interests of the corporation, and
(b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the director or officer had reasonable grounds for believing that the director's or officer's conduct was lawful.
(2)A corporation may with the approval of the Court of King’s Bench of Alberta indemnify a person referred to in subsection (1) in respect of an action by or on behalf of the corporation or body corporate to procure a judgment in its favour, to which the person is made a party by reason of being or having been a director or an officer of the corporation or body corporate, against all costs, charges and expenses reasonably incurred by the person in connection with the action if the person fulfils the conditions set out in subsection (1)(a) and (b).
(3)Notwithstanding anything in this section, a person referred to in subsection (1) is entitled to indemnity from the corporation in respect of all costs, charges and expenses reasonably incurred by the person in connection with the defence of any civil, criminal or administrative action or proceeding to which the person is made a party by reason of being or having been a director or officer of the corporation or body corporate, if the person seeking indemnity
(a)was not judged by a court or competent authority to have committed any fault or omitted to do anything that the person ought to have done, and
(b)fulfils the conditions set out in subsection (1)(a) and (b).
(3.1)A corporation may advance funds to a person in order to defray the costs, charges and expenses of a proceeding referred to in subsection (1) or (2), but if the person does not meet the conditions of subsection (3) he or she shall repay the funds advanced.
(4)A corporation may purchase and maintain insurance for the benefit of any person referred to in subsection (1) against any liability incurred by the person
(a)in the person's capacity as a director or officer of the corporation, or
(b)in the person's capacity as a director or officer of another body corporate if the person acts or acted in that capacity at the corporation's request.
(5)A corporation or a person referred to in subsection (1) may apply to the Court of King’s Bench of Alberta for an order approving an indemnity under this section and the Court of King’s Bench of Alberta may so order and make any further order it thinks fit.
(6)On an application under subsection (5), the Court of King’s Bench of Alberta may order notice to be given to any interested person and that person is entitled to appear and be heard in person or by counsel.

Section 7 of the By-laws of the Registrant, contains the following provisions with respect to indemnification of the Registrant's directors and officers:
7.05 Limitation of Liability
Subject to the ABCA, no director or officer for the time being of the Registrant shall be liable for the acts, receipts, neglects or defaults if any other director or officer or employee, or for joining in any receipt or act for conformity, or for any loss, damage or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by the Registrant or for or on behalf of the Registrant or for the insufficiency or deficiency of any security in or upon which any of the moneys of or belonging to the Registrant shall be placed or invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person, firm or corporation including any person, firm or corporation with whom or with which moneys, securities or effects shall be lodged or deposited for any loss, conversation, misapplication or misappropriation of or any damage resulting from any dealings with moneys, securities or other assets of or belonging to the Registrant or for any other loss, damage or misfortune whatsoever which may happen in the execution of the duties of his respective office or trust or in relation thereto unless the same shall happen by or through his failure to exercise the powers and to discharge the duties of his office honestly and in good faith with a view to the best interests of the Registrant and through a failure to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.
7.06 Indemnity
Subject to the ABCA, the Registrant shall indemnify a director or officer, a former director or officer, and a person who acts or acted at the Registrant's request as a director or officer of a body corporate of which the Registrant is or was a shareholder or creditor, and his heirs and legal representatives, against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect to any civil, criminal or administrative action or proceedings to which he is made a party by reason of being or having been a director of officer of the Registrant or such body corporate, if:
(a)he acted honestly and in good faith with a view to the best interests of the Registrant; and
(b)in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.
7.07 Insurance
The Registrant may, subject to and in accordance with the ABCA, purchase and maintain insurance for the benefit of any director or officer as such against liability incurred by him.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is therefore unenforceable.
Item 7. Recent Sales of Unregistered Securities
During the past three years, we issued securities which were not registered under the Securities Act as set forth below. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.
The following is a summary of transactions during the preceding three fiscal years involving sales of our securities that were not registered under the Securities Act:
•On June 22, 2026, we entered into a securities purchase agreement (the “Purchase Agreement”) with a single institutional investor, providing for, among other things, the sale and issuance of private placement warrants (the “Warrants”) to such investor to purchase up to an aggregate of 4,854,369 common shares at an exercise price equal to $2.06 per share (subject to standard adjustments for stock splits, stock dividend, rights offerings and pro rata distributions). The Warrants were issued and sold to such investor on June 23, 2026. The Warrants and the common shares issuable upon the exercise of such Warrants were not registered under the Securities Act and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and/or Rule 506(b) promulgated thereunder. Accordingly, the purchaser may only sell common shares issued upon exercise of the Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.
Item 8. Exhibits.
(a)The Exhibit Index is hereby incorporated herein by reference.
(b)Financial Statement Schedules.
All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the Consolidated Financial Statements and related notes thereto.
Item 9. Undertakings.
(a)The undersigned Registrant hereby undertakes:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
i.To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
ii.To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
iii.To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities

Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.
(5)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
i.if the registrant is relying on Rule 430B:
(a)Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(b)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
ii.If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(6)That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of such undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(7)That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit No.	Description
3.1
Articles of Incorporation of Westport Fuel Systems Inc., as currently in effect (incorporated by reference to Exhibit 1.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2026).

3.2	Bylaws of Westport Fuel Systems Inc., as currently in effect (incorporated by reference to Exhibit 1.2 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2026).
4.1*	Specimen of Common Share Certificate of Westport Fuel Systems Inc.
4.2	Westport Fuel Systems Inc. Omnibus Incentive Plan (incorporated by reference to Exhibit 99.1 to the Company's Registration Statement on Form S-8 filed with the SEC on September 18, 2020).
4.3
Nomination Agreement, effective as of March 17, 2026, by and among Westport Innovations Inc., K&M Douglas Trust, James Douglas and Jean Douglas Irrevocable Descendants' Trust, Douglas Family Trust and James E. Douglas, III (incorporated by reference to Exhibit 4.6 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2026).

4.4	Form of Pre-Funded Warrant (Incorporated by reference to Exhibit 4.1 to the Company's Report on Form 6-K filed with the SEC on June 23, 2026)
4.5	Form of Common Share Purchase Warrant (Incorporated by reference to Exhibit 4.2 to the Company's Report on Form 6-K filed with the SEC on June 23, 2026)
5.1*	Opinion of Bennett Jones LLP
10.1
Unanimous Shareholders Agreement, effective as of June 3, 2024, by and among 1463861 B.C. Ltd., Westport Fuel Systems Canada Inc., and Volvo HPDI Holdings Inc. (incorporated by reference to Exhibit 99.1 to the Company's Report on Form 6-K filed with the SEC on November 21, 2025).

10.2
Investment Agreement, effective as of March 11, 2024, by and among Westport Fuel Systems Inc., Westport Fuel Systems Canada Inc., and Volvo Business Services International AB (incorporated by reference to Exhibit 99.2 to the Company's Report on Form 6-K filed with the SEC on November 21, 2025).

10.3
Shareholders Agreement, effective as of June 3, 2024, by and among HPDI Technology AB, Westport Fuel Systems Canada Inc., and Volvo Business Services International AB (incorporated by reference to Exhibit 99.3 to the Company's report on Form 6-K filed with the SEC on November 21, 2025).

10.4
Amended and Restated Limited Partnership Agreement, effective as of June 3, 2024, by and among Westport Fuel Systems Canada Inc. as limited partner, Volvo HPDI Holding Inc., as limited partner, 1463861 B.C. Ltd. as general partner (incorporated by reference to Exhibit 99.4 to the Company's Report on Form 6-K filed with the SEC on November 21, 2025)

10.5
Form of Securities Purchase Agreement, dated as of June 22, 2026, by and between Westport Fuel Systems Inc. and the purchaser party thereto (Incorporated by reference to Exhibit 10.1 to the Company's Report on Form 6-K filed with the SEC on June 23, 2026).

21.1	List of Subsidiaries (incorporated by reference to Exhibit 8.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 23, 2026)
23.1*	Consent of KPMG LLP
23.2*	Consent of Bennett Jones LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on signature page to this registration statement).
107*	Calculation of Filing Fee.
__________________
*Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vancouver, Province of British Columbia, Canada on this 21st day of July 2026.

Westport Fuel Systems Inc.

By:	/s/ Elizabeth Owens
Name:	Elizabeth Owens
Title:	Chief Financial Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Elizabeth Owens and Daniel E. Sceli, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or his or her or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Daniel E. Sceli	Chief Executive Officer and Director (Principal Executive Officer)	July 21, 2026
Daniel E. Sceli

/s/ Elizabeth Owens	Chief Financial Officer (Principal Financial and Accounting Officer)	July 21, 2026
Elizabeth Owens

/s/ Brad Kotush	Director	July 21, 2026
Brad Kotush

/s/ Michele J. Buchignani	Director	July 21, 2026
Michele J. Buchignani

/s/ Anthony Guglielmin	Director	July 21, 2026
Anthony Guglielmin

/s/ Karl-Viktor Schaller	Director	July 21, 2026
Karl-Viktor Schaller

/s/ Eileen Wheatman	Director	July 21, 2026
Eileen Wheatman

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this Registration Statement, solely in the capacity of the duly authorized representative of Westport Fuel Systems Inc. in the United States, on July 21, 2026.
Cogency Global Inc.

By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.